Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

METALS USA, INC.1

(Exact name of obligor as specified in its charter)

Delaware	76-0533626
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Riverway, Suite 1100 Houston, Texas	77056
(Address of principal executive offices)	(Zip code)

11.125% Senior Secured Notes due 2015

(Title of the indenture securities)

[1]	See Table 1 – List of additional obligors

Table 1

The address for each Guarantor listed below is One Riverway, Suite 1100, Houston, Texas 77056.

	Guarantor	State of Incorporation	Federal EIN
1.	Allmet GP, Inc.	Delaware	75-2858998

2.	Allmet LP, Inc.	Delaware	75-2859000

3.	Flag Intermediate Holdings Corporation	Delaware	20-3779375

4.	Interstate Steel Supply Co. of Maryland, Inc.	Maryland	52-1684672

5.	Intsel GP, Inc.	Delaware	98-0165917

6.	Intsel LP, Inc.	Delaware	98-0165916

7.	I-Solutions Direct, Inc.	Delaware	23-3026655

8.	Jeffreys Real Estate Corporation	Delaware	72-1396636

9.	Jeffreys Steel Holdings, L.L.C.	Alabama	None

10.	Levinson Steel GP, Inc.	Delaware	25-1862440

11.	Levinson Steel LP, Inc.	Delaware	25-1862437

12.	Metals Receivables Corporation	Delaware	76-0593300

13.	Metals USA Building Products, L.P.	Texas	75-2585164

14.	Metals USA Carbon Flat Rolled, Inc.	Ohio	34-0891223

15.	Metals USA Finance Corp.	Delaware	76-0549340

16.	Metals USA Flat Rolled Central, Inc.	Missouri	43-1186503

17.	Metals USA Management Co., L.P.	Delaware	76-0541394

18.	Metals USA Plates and Shapes Northeast, L.P.	Delaware	25-1807253

19.	Metals USA Plates and Shapes Southcentral, Inc.	Oklahoma	73-1309371

20.	Metals USA Plates and Shapes Southeast, Inc.	Alabama	63-0518679

21.	Metals USA Plates and Shapes Southwest, Limited Partnership	Connecticut	98-0166286

22.	Metals USA Realty Company	Delaware	76-0655830

23.	Metals USA Specialty Metals Northcentral, Inc.	Delaware	36-4219582

24.	Musa GP, Inc.	Delaware	76-0541470

25.	Musa LP, Inc.	Delaware	76-0541471

26.	Musa Newark, LLC	Delaware	30-0345285

27.	Queensboro, L.L.C.	North Carolina	56-2186693

28.	Metals USA International Holdings, Inc.	Delaware	20-4607296

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Treasury Department
Washington, D.C.

Federal Deposit Insurance Corporation
Washington, D.C.

Federal Reserve Bank of San Francisco
San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services LLC file number 333-130784-06.

**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of Penn National Gaming Inc file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Middletown and State of Connecticut on the 24th day of July 2006.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Joseph P. O’Donnell
Joseph P. O’Donnell
Vice President

EXHIBIT 6

July 24, 2006

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Joseph P. O’Donnell
Joseph P. O’Donnell
Vice President

EXHIBIT 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business March 31, 2006, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$13,188
Interest-bearing balances		2,112
Securities:
Held-to-maturity securities		0
Available-for-sale securities		46,749
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		2,381
Securities purchased under agreements to resell		940
Loans and lease financing receivables:
Loans and leases held for sale		42,881
Loans and leases, net of unearned income	247,315
LESS: Allowance for loan and lease losses	2,106
Loans and leases, net of unearned income and allowance		245,209
Trading Assets		7,021
Premises and fixed assets (including capitalized leases)		3,896
Other real estate owned		423
Investments in unconsolidated subsidiaries and associated companies		344
Intangible assets
Goodwill		8,780
Other intangible assets		14,473
Other assets		27,405

Total assets		$415,802

LIABILITIES
Deposits:
In domestic offices		$284,964
Noninterest-bearing	80,972
Interest-bearing	203,992
In foreign offices, Edge and Agreement subsidiaries, and IBFs		30,665
Noninterest-bearing	4
Interest-bearing	30,661
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		9,385
Securities sold under agreements to repurchase		5,131

Trading liabilities	5,941
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	5,258
Subordinated notes and debentures	8,114
Other liabilities	29,729

Total liabilities	$379,187
Minority interest in consolidated subsidiaries	50

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	24,693
Retained earnings	11,094
Accumulated other comprehensive income	258
Other equity capital components	0

Total equity capital	36,565

Total liabilities, minority interest, and equity capital	$415,802

I, Karen B. Martin, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Karen B. Martin Vice President

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Carrie Tolstedt
John Stumpf	Directors
Avid Modjtabai